Exhibit 99.1

IQVIA Reports First-Quarter 2026 Results

•Revenue of $4,151 million, up 8.4% year-over-year
•GAAP Net Income of $274 million, Adjusted EBITDA of $932 million
•GAAP Diluted Earnings per Share of $1.61, Adjusted Diluted Earnings per Share of $2.90
•Commercial Solutions Revenue of $1,754 million, up 11.6% reported year-over-year
•R&D Solutions Revenue of $2,397 million, up 6.2% reported year-over-year
•R&D Solutions contracted backlog of $34.2 billion, R&D Solutions Net New Bookings of $2.5 billion
•Operating Cash Flow of $618 million; Free Cash Flow of $491 million, up 15% year-over-year, representing 100% of Adjusted Net Income
•Repurchased $552 million of IQVIA common stock
•Reaffirming full-year 2026 guidance for revenue and Adjusted EBITDA; raising full-year 2026 guidance for Adjusted Diluted Earnings per Share to $12.65 - $12.95

RESEARCH TRIANGLE PARK, N.C. – (BUSINESS WIRE) – May 5, 2026 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries, today reported financial results for the quarter ended March 31, 2026.

Year-Over-Year Comparisons
As previously disclosed, effective January 1, 2026, the company implemented a new, simplified organizational model to strengthen collaboration, enhance efficiency, and support continued growth. As a result, beginning with the three months ended March 31, 2026, the Company is reporting the results within two segments: Commercial Solutions and Research & Development Solutions. In conjunction with this change, prior period segment amounts have been recast to conform to this reporting structure.

First-Quarter 2026 Operating Results
"IQVIA delivered an outstanding start to the year, with organic revenue growth accelerating more than anticipated, Adjusted Diluted EPS exceeding the high-end of our expectations and Free Cash Flow at 100% of Adjusted Net Income,” said Ari Bousbib, chairman and CEO of IQVIA. “Commercial Solutions achieved better-than-expected organic revenue growth with notable strength in patient solutions, analytics & consulting, and commercial engagement services, with our innovative AI-enabled offerings gaining traction with customers. R&D Solutions achieved better-than-expected organic revenue growth and delivered solid growth in net service fee bookings both year-over-year and sequentially, in a stabilizing market environment, with mid-to-high single digit growth in forward-looking demand indicators."

Revenue for the first quarter of $4,151 million increased 8.4% on a reported basis and 6.0% at constant currency, compared to the first quarter of 2025. Commercial Solutions revenue of $1,754 million increased 11.6% on a reported basis and 8.5% at constant currency. Research & Development Solutions (R&DS) revenue of $2,397 million increased 6.2% on a reported basis and 4.2% at constant currency. Excluding reimbursed expenses, R&DS revenue grew 6.6% on a reported basis.

As of March 31, 2026, R&DS contracted backlog was $34.2 billion. The company expects approximately $8.9 billion of this backlog to convert to revenue in the next twelve months, representing growth of 7.6% year-over-year. First quarter net new bookings were $2.5 billion, with cancellations and full-service/FSP bookings mix consistent with historical averages, and reimbursed expenses well below historical averages, resulting in a book-to-bill ratio of 1.04x and a trailing-twelve-month book-to-bill ratio of 1.11x.

First-quarter GAAP Net Income was $274 million and GAAP Diluted Earnings per Share was $1.61. Adjusted EBITDA was $932 million, up 5.5% year-over-year. Adjusted Net Income was $492 million and Adjusted Diluted Earnings per Share was $2.90, up 7.4% year-over-year.

Financial Position
As of March 31, 2026, cash and cash equivalents were $1,947 million and debt was $15,833 million, resulting in net debt of $13,886 million. IQVIA’s Net Leverage Ratio was 3.62x trailing twelve-month Adjusted EBITDA. For the first quarter, Operating Cash Flow was $618 million, up 9% year-over-year, and Free Cash Flow was $491 million, up 15% year-over-year.

Share Repurchase
During the first quarter of 2026, the company repurchased $552 million of its common stock. IQVIA had $1,217 million of share repurchase authorization remaining as of March 31, 2026.

Full-Year 2026 Guidance
The company is reaffirming its full-year 2026 guidance for revenue to be between $17,150 million and $17,350 million, and for Adjusted EBITDA to be between $3,975 million and $4,025 million. The company is raising its full-year 2026 guidance for Adjusted Diluted Earnings per Share to be between $12.65 and $12.95.

This revenue guidance continues to assume about 150 basis points of contributions from acquisitions and an approximately 100 basis points tailwind from foreign exchange.

All financial guidance assumes foreign currency exchange rates as of May 4, 2026, remain in effect for the forecast period.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its first-quarter 2026 results and its second-quarter and full-year 2026 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of clinical research services, commercial insights and healthcare intelligence to the life sciences and healthcare industries. IQVIA’s portfolio of solutions are powered by IQVIA Connected Intelligence™ to deliver actionable insights and services built on high-quality health data, Healthcare-grade AI®, advanced analytics, the latest technologies and extensive domain expertise. IQVIA is committed to using artificial intelligence responsibly, with AI-powered capabilities built on best-in-class approaches to privacy, regulatory compliance and patient safety, and delivering AI to the high standards of trust, scalability and precision demanded by the industry. With approximately 93,000 employees in over 100 countries, including experts in healthcare, life sciences, data science, technology and operational excellence, IQVIA is dedicated to accelerating the development and commercialization of innovative medical treatments to help improve patient outcomes and population health worldwide.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2026 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics, and the public health policy response to any outbreak, and international conflicts or other disruptions outside of our control; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or future changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to the enactment of legislation or the imposition of regulations or other restrictions or actions by governments that create business uncertainty and have the potential to limit trade; changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. In addition, we may not achieve the expected benefits of our reorganized business segment structure. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio, Net Leverage Ratio and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements, trademarks and trade names from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our full-year 2026 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

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Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Revenues	$4,151	$3,829
Cost of revenues, exclusive of depreciation and amortization	2,796	2,531
Selling, general and administrative expenses	502	508
Depreciation and amortization	288	265
Restructuring costs	51	29
Income from operations	514	496
Interest income	(10)	(11)
Interest expense	192	165
Loss on extinguishment of debt	—	4
Other expense, net	4	15
Income before income taxes and equity in earnings (losses) of unconsolidated affiliates	328	323
Income tax expense	59	61
Income before equity in earnings (losses) of unconsolidated affiliates	269	262
Equity in earnings (losses) of unconsolidated affiliates	6	(13)
Net income	275	249
Net income attributable to noncontrolling interests	(1)	—
Net income attributable to IQVIA Holdings Inc.	$274	$249
Earnings per share attributable to common stockholders:
Basic	$1.63	$1.42
Diluted	$1.61	$1.40
Weighted average common shares outstanding:
Basic	168.4	175.7
Diluted	169.8	177.4

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(in millions, except per share data)	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,947	$1,980
Trade accounts receivable and unbilled services, net	3,346	3,400
Prepaid expenses	167	162
Income taxes receivable	29	27
Investments in debt, equity and other securities	156	161
Other current assets and receivables	575	519
Total current assets	6,220	6,249
Property and equipment, net	516	533
Operating lease right-of-use assets	293	290
Investments in debt, equity and other securities	95	108
Investments in unconsolidated affiliates	357	324
Goodwill	16,544	16,616
Other identifiable intangibles, net	4,803	4,962
Deferred income taxes	358	357
Deposits and other assets, net	489	505
Total assets	$29,675	$29,944
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,639	$3,751
Unearned income	2,261	2,118
Income taxes payable	172	140
Current portion of long-term debt	1,844	1,840
Other current liabilities	413	489
Total current liabilities	8,329	8,338
Long-term debt, less current portion	13,989	13,884
Deferred income taxes	159	179
Operating lease liabilities	232	225
Other liabilities	617	688
Total liabilities	23,326	23,314
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of March 31, 2026 and December 31, 2025, $0.01 par value, 259.6 shares issued and 166.9 shares outstanding as of March 31, 2026; 259.1 shares issued and 169.6 shares outstanding as of December 31, 2025	11,404	11,378
Retained earnings	7,699	7,425
Treasury stock, at cost, 92.7 and 89.5 shares as of March 31, 2026 and December 31, 2025, respectively	(11,914)	(11,357)
Accumulated other comprehensive loss	(968)	(943)
Equity attributable to IQVIA Holdings Inc.’s stockholders	6,221	6,503
Noncontrolling interests	128	127
Total stockholders’ equity	6,349	6,630
Total liabilities and stockholders’ equity	$29,675	$29,944

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Operating activities:
Net income	$275	$249
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	288	265
Amortization of debt issuance costs and discount	6	5
Stock-based compensation	65	72
(Earnings) losses from unconsolidated affiliates	(6)	13
Loss on investments, net	18	1
Benefit from deferred income taxes	(38)	(41)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	193	128
Change in other operating assets and liabilities	(183)	(124)
Net cash provided by operating activities	618	568
Investing activities:
Acquisition of property, equipment and software	(127)	(142)
Acquisition of businesses, net of cash acquired	(37)	(134)
Sales of marketable securities, net	1	2
Investments in unconsolidated affiliates, net of payments received	(35)	(13)
Investments in debt and equity securities	—	(19)
Other	2	1
Net cash used in investing activities	(196)	(305)
Financing activities:
Proceeds from issuance of debt	650	1,985
Payment of debt issuance costs	(4)	(6)
Repayment of debt and principal payments on finance leases	(683)	(2,096)
Proceeds from revolving credit facility	550	275
Repayment of revolving credit facility	(350)	—
Payments related to employee stock incentive plans	(40)	(35)
Repurchase of common stock	(552)	(375)
Contingent consideration and deferred purchase price payments	(4)	(6)
Net cash used in financing activities	(433)	(258)
Effect of foreign currency exchange rate changes on cash	(22)	33
(Decrease) increase in cash and cash equivalents	(33)	38
Cash and cash equivalents at beginning of period	1,980	1,702
Cash and cash equivalents at end of period	$1,947	$1,740

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Net Income Attributable to IQVIA Holdings Inc.	$274	$249
Provision for income taxes	59	61
Depreciation and amortization	288	265
Interest expense, net	182	154
(Income) loss in unconsolidated affiliates	(6)	13
Income from noncontrolling interests	1	—
Stock-based compensation	65	72
Other expense, net (1)	5	15
Loss on extinguishment of debt	—	4
Restructuring and related expenses (2)	53	42
Acquisition related expenses	11	8
Adjusted EBITDA	$932	$883

(1)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(2)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2026	2025
Net Income Attributable to IQVIA Holdings Inc.	$274	$249
Provision for income taxes	59	61
Purchase accounting amortization (1)	137	125
(Income) loss in unconsolidated affiliates	(6)	13
Income from noncontrolling interests	1	—
Stock-based compensation	65	72
Other expense, net (2)	5	15
Loss on extinguishment of debt	—	4
Restructuring and related expenses (3)	53	42
Acquisition related expenses	11	8
Adjusted Pre Tax Income	$599	$589
Adjusted tax expense	(106)	(110)
Income from noncontrolling interests	(1)	—
Adjusted Net Income	$492	$479

Adjusted earnings per share attributable to common stockholders:
Basic	$2.92	$2.73
Diluted	$2.90	$2.70
Weighted average common shares outstanding:
Basic	168.4	175.7
Diluted	169.8	177.4

(1)    Reflects all the amortization of acquired intangible assets.
(2)    Reflects certain non-operating income items, revaluations of contingent consideration and certain non-recurring expenses.
(3)    Reflects restructuring costs as well as accelerated expenses related to lease exits.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(preliminary and unaudited)

	Three Months Ended March 31,
(in millions)	2026	2025
Net Cash provided by Operating Activities	$618	$568
Acquisition of property, equipment and software	(127)	(142)
Free Cash Flow	$491	$426

Table 7
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF MARCH 31, 2026
(preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of March 31, 2026	$15,833
Net Debt as of March 31, 2026	$13,886
Adjusted EBITDA for the twelve months ended March 31, 2026	$3,837
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.13x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.62x

Contacts:

Kerri Joseph, IQVIA Investor Relations (kerri.joseph@iqvia.com)
+1.973.541.3558